As filed with the Securities and Exchange Commission on June 21, 2000
                                                    Registration No. 333-_______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                                360NETWORKS INC.
             (Exact name of registrant as specified in its charter)


        Nova Scotia, Canada                          Not Applicable
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                         1500-1066 West Hastings Street
                           Vancouver, British Columbia
                                 Canada V6E 3X1
                    (Address of Principal Executive Offices)
                            -------------------------


   GLOBENET COMMUNICATIONS GROUP LIMITED 1998 SHARE OPTION AND INCENTIVE PLAN TELEBERMUDA INTERNATIONAL LIMITED DIRECTORS, EXECUTIVES, SENIOR MANAGEMENT AND
                         SENIOR STAFF STOCK OPTION PLAN
       STOCK OPTIONS ISSUED BY GLOBENET COMMUNICATIONS GROUP LIMITED AND
                        TELEBERMUDA INTERNATIONAL LIMITED
                        (as assumed by 360networks inc.)

   360NETWORKS INC. 1998 LONG TERM INCENTIVE AND SHARE AWARD PLAN, AS AMENDED
                            (Full title of the plans)
                            -------------------------

                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                                 (212) 590-9200
    (Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)
                            -------------------------

                                   Copies to:
Roger Andrus, Esq.                              Cameron G. Belsher, Esq.
Cahill Gordon & Reindel                         Farris, Vaughan, Wills & Murphy
80 Pine Street                                  2600-700 West Georgia Street
New York, NY 10005-1702                         Vancouver, British Columbia
                                                Canada V7Y 1B3

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                            Proposed      Proposed
                                                                            Maximum        Maximum
                                                                            Offering      Aggregate      Amount of
          Title of Securities to be Registered             Amount to be    Price Per      Offering     Registration
                                                          Registered (1)     Share          Price           Fee
-------------------------------------------------------------------------------------------------------------------
Subordinate Voting Shares, no par value
   Issuable pursuant to options previously granted
     under 360networks inc.'s 1998 Long Term Incentive    52,501,680        $2.32 (2)     $121,803,898(2)  $ 32,156
     and Share Award Plan, as amended                     shares
   Issuable pursuant to options to be granted under
     360networks inc.'s 1998 Long Term Incentive and      18,631,328        $16.4375 (3)  $306,252,454(3)  $ 80,851
     Share Award Plan, as amended                         shares
   Issuable pursuant to options previously granted
     under the 1998 Share Option and Incentive Plan of
     GlobeNet Communications Group Limited
     ("GlobeNet"), the Directors, Executives, Senior
     Management and Senior Staff Stock Option Plan of
     TeleBermuda International Limited ("TBI") and
     certain stock options issued by GlobeNet and TBI      4,017,054 shares $4.99(4)      $ 20,045,099(4)  $  5,292
Total                                                     75,150,062 shares               $448,101,451     $118,299
====================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act"), there is also being registered an indeterminate number of Subordinate Voting Shares which may become issuable as a result of the anti-dilution provisions of 360networks inc.'s 1998 Long Term Incentive and Share Award Plan, as amended, GlobeNet's 1998 Share Option and
     Incentive Plan, TBI's Directors, Executives, Senior Management and Senior Staff Stock Option Plan and certain stock options issued by GlobeNet and TBI.

(2) Calculated based on a weighted average exercise price of approximately $2.32 per share pursuant to Rule 457(h) under the Act.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Act based on the average of the high and low sale prices reported for the Subordinate Voting Shares of 360networks inc. on June 9, 2000, which was $16.4375 per share, as reported in the consolidated reporting system by the Nasdaq National Market.

(4) Calculated based on a weighted average exercise price of approximately $4.99 per share pursuant to Rule 457(h) under the Act.

================================================================================

                                EXPLANATORY NOTE


     This Registration Statement is intended to register 75,150,062 Subordinate Voting Shares, no par value (the "Subordinate Voting Shares"), of 360networks inc., formerly known as Worldwide Fiber Inc., (the "Company" or the "Registrant") that have been or may be issued under (1) the Company's 1998 Long Term Incentive and Share Award Plan, as amended (the "Company Plan") and (2) (a) the 1998 Share Option and Incentive Plan (the "GlobeNet Plan") of GlobeNet Communications Group Limited, a Bermuda company ("GlobeNet"), and the Directors, Executives, Senior Management and Senior Staff Option Plan (the "TBI Plan") of TeleBermuda International Limited, a Bermuda company and a wholly owned subsidiary of GlobeNet ("TBI"), and (b) certain stock options issued by GlobeNet and TBI (together with the GlobeNet Plan and the TBI Plan, the "Assumed Options"), as described in the next paragraph.

     Pursuant to an Agreement and Plan of Arrangement dated as of March 11, 2000 between the Company and GlobeNet, on June 20, 2000, the Company acquired GlobeNet (the "Acquisition"), with GlobeNet becoming a wholly owned subsidiary of the Company after the Acquisition. Outstanding options granted pursuant to the Assumed Options prior to the Acquisition have been converted into options to purchase Subordinate Voting Shares, subject to appropriate adjustments to the number of shares subject to the option and the exercise price thereof, and the Company has assumed GlobeNet's and TBI's obligations under the stock option agreements governing such options. Each outstanding option is otherwise exercisable upon generally the same terms and conditions as were applicable immediately prior to the Acquisition.

                                     PART I



                              INFORMATION REQUIRED
                         IN THE SECTION 10(a) PROSPECTUS



ITEM 1. PLAN INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.



ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Omitted pursuant to the instructions and provisions of Form S-8.

                                     PART II



                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT



ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference and made a part hereof:

          1. our annual report on Form 20-F for the year ended December 31, 1999;

          2. our reports on Form 6-K, filed with the Commission on June 21, 2000, May 16, 2000 and May 5, 2000; and

          3. the description of our Subordinate Voting Shares contained in our Form 8-A/A filed with the Commission on April 20, 2000.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. We may incorporate by reference any reports filed by us on Form 6-K by identifying on such forms that they are being incorporated by reference into this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the Amended and Restated Articles of Association of the Company (the "Articles of Association"), subject to Articles 142 and 143 of the Articles of Association, every director, manager, Secretary, Treasurer and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses that any such director, manager, Secretary, Treasurer or other officer or servant may incur or become liable to pay by reason of any contract entered into, or act or thing done by him or her as such officer or servant or in any way in the discharge of his or her duties including traveling expenses; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the members over all other claims.

     The Company has purchased insurance against potential claims against the directors and officers of the Company and against loss for which the Company may be required or permitted by law to indemnify such directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     The Exhibits to this Registration Statement are listed in the Exhibit Index on page II-6 of this Registration Statement, which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Seattle, State of Washington, on the 21st of June, 2000.

                                  360NETWORKS INC.
                                       (Registrant)



                                  By: /s/  GREGORY MAFFEI
                                      -------------------------------------
                                      Name: Gregory Maffei
                                      Title:  President and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature                                      Title                                    Date

  /s/ DAVID LEDE                               Chairman of the Board                    June 21, 2000
-----------------------------------------
David Lede

  /s/ GREGORY MAFFEI                           Director (Principal Executive Officer)   June 21, 2000
-----------------------------------------
Gregory Maffei

  /s/ CLIFFORD LEDE                            Vice Chairman                            June 21, 2000
-----------------------------------------
Clifford Lede

  /s/ LARRY OLSEN                              Vice Chairman (Principal Financial and   June 21, 2000
----- -----------------------------------      Accounting Officer)
Larry Olsen

  /s/ RON STEVENSON                            Director                                 June 21, 2000
-----------------------------------------
Ron Stevenson

  /s/ KEVIN COMPTON                            Director                                 June 21, 2000
-----------------------------------------
Kevin Compton

  /s/ GLENN CREAMER                            Director                                 June 21, 2000
-----------------------------------------
Glenn Creamer

  /s/ JOHN MALONE                              Director                                 June 21, 2000
-----------------------------------------
John Malone

  /s/ CLAUDE MONGEAU                           Director                                 June 21, 2000
-----------------------------------------
Claude Mongeau

  /s/ ANDREW RUSH                              Director                                 June 21, 2000
-----------------------------------------
Andrew Rush

  /s/ JOHN STANTON                             Director                                 June 21, 2000
-----------------------------------------
John Stanton

  /s/ GENE SYKES                               Director                                 June 21, 2000
-----------------------------------------
Gene Sykes

  /s/ JAMES VOELKER                            Director                                 June 21, 2000
-----------------------------------------
James Voelker

     WFI Fiber Inc.                                WFI Fiber Inc. (Authorized U.S.      June 21, 2000
                                                   Representative)

By:     /s/ LARRY OLSEN
     ------------------
     Larry Olsen, Authorized Signatory


                                  EXHIBIT INDEX

    EXHIBIT NO.              EXHIBIT
    ----------               -------

     3.1 Memorandum of Association of 360networks inc. (incorporated herein by reference to Exhibit 3.6 to Amendment No. 2 to the Form F-1 Registration Statement (No. 333-95621) of the Registrant filed with the Commission on April 18, 2000).
     3.2 Articles of Association of 360networks inc. (incorporated herein by reference to Exhibit 3.7 to Amendment No. 2 to the Form F-1 Registration Statement (No. 333-95621) of the Registrant filed with the Commission on April 18, 2000).
     5.1 Opinion of Stewart McKelvey Stirling Scales regarding the legality of the securities being registered.
     23.1 Consent of PricewaterhouseCoopers LLP, Independent Auditors.
     23.2 Consent of Deloitte & Touche LLP, Independent Auditors.
     23.3 Consent of Stewart McKelvey Stirling Scales (included in Exhibit 5.1).
     24.1 Powers of Attorney.
     99.1 1998 Long Term Incentive and Share Award Plan of 360networks inc., as amended.